Exhibit 10.2

WEANLING PIG SALES AGREEMENT

This Weanling Pig Sales Agreement (this “Agreement”) is made effective January 1, 2010 (the “Effective Date”), by and between Midwest Finishing, LLC, a Delaware limited liability company (“MIDWEST”) and CHAMP, LLC, a Delaware limited liability company (“CHAMP”).

WHEREAS, CHAMP is in the business of raising young pigs to the time at which such pigs are removed from the sow at weaning (at which time such pigs weigh approximately * ) (“weanling pigs”) and desires to obtain a constant market for the weanling pigs it raises;

WHEREAS, in conjunction with the execution of this Agreement MIDWEST and Hormel Foods Corporation are executing a Hog Procurement Agreement dated the same date hereof (the “Hog Procurement Agreement”); and

WHEREAS, MIDWEST wishes to purchase weanling pigs from CHAMP.

NOW, THEREFORE, in consideration of mutual agreements and for other good and valuable consideration, the parties hereto agree as follows.

1.          Purchase and Sale of Weanling Pigs. CHAMP will supply and sell to MIDWEST, and MIDWEST will purchase from CHAMP, weanling pigs according to the Weanling Pig Purchase Pattern produced by CHAMP at CHAMP’s farrowing facilities in Wyoming (the “Facilities”). For the purposes of this provision, Weanling Pig Purchase Pattern shall mean the purchase of approximately * weanling pigs each week for * weeks and * pigs the * week, such pattern is to continue for the entire Term of this Agreement.

2.          Term. The Term of this Agreement commenced on the Effective Date and shall continue until either party provides the other with two (2) years advance written notice of termination.

3.          Pricing and Payment Terms for Pigs. The price of pigs sold by CHAMP to MIDWEST during this Agreement will be the weaned pig pricing portion of the attached Finishing Production Matrix Costs (the “Matrix Costs”), based on the count at the receiving barn, less any quality adjustments as described in Section 7. CHAMP will invoice MIDWEST the amount due for pigs upon delivery of the weanling pigs. MIDWEST will pay CHAMP the invoiced amount within 5 days from the date of delivery.

4.          Adjustment of Matrix Price. From time to time during the term of this Agreement, but no less frequently than annually, the parties will review the Matrix Costs and will negotiate in good faith such adjustments to the Matrix Costs as may be appropriate.

5.          Weanling Pig Delivery.

(a)         The weanling pigs supplied under this Agreement will be delivered on a periodic basis as agreed by the parties. CHAMP will give MIDWEST advance notice of scheduled deliveries of weanling pigs. The weanling pigs will be delivered to MIDWEST finishing locations by a third party transport provider. CHAMP will arrange for the transportation, but the transportation cost will be passed on to MIDWEST.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(b)         Weanling pigs will be loaded in clean, properly ventilated trucks or trailers that provide sufficient room and are properly maintained in such a manner so as to ensure timely delivery of weanling pigs. The third party transport provider must transport and care for the weanling pigs in a reasonable manner so as not to jeopardize or compromise the health of the weanling pigs. MIDWEST will pay the costs for all appropriate health papers relating to the delivery of the weanling pigs and any costs involved in the interstate movement of the weanling pigs.

6.          Title and Risk of Loss. Title and risk of loss shall pass from CHAMP to MIDWEST at the time the hogs are delivered to the MIDWEST facilities in Iowa.

7.          Weanling Pig Quality.

(a)         CHAMP will maintain its existing breeding herd of sows to produce weanling pigs. CHAMP will use its commercially reasonable best efforts to deliver healthy, high quality weanling pigs to MIDWEST.

(b)         MIDWEST may reject certain individual weanling pigs at the time of delivery on the following basis: (i) weanling pigs that are injured; (ii) weanling pigs that possess physical abnormalities commonly believed to significantly depress performance or cause a marketing discount; (iii) ruptured weanling pigs; (iv) weanling pigs with anal prolapses; (v) weanling pigs with splayed legs; (vi) weanling pigs that are not healed pigs; and (vii) weanling pigs that are crippled. MIDWEST may also reject weanling pigs that are dead on arrival.

8.          Default; Termination; Consequences of Termination.

(a)          For purposes of this Agreement, a party is in default if such party:

(i)         breaches this Agreement or any other agreement between the parties and such breach remains uncured thirty (30) days after receipt from the nondefaulting party of a written notice specifying the alleged breach;

(ii)        manifests an intention not to perform any material obligation under this Agreement or manifests an intention not to cure a material breach of this Agreement or any other agreement between the parties, except that such manifestation will only be deemed a default if such party does not affirmatively state in writing that such party intends to perform all material obligations under this Agreement or intends to cure a material breach, as applicable, within five (5) business days after written receipt from the non-manifesting party of such manifested intention; or

(iii)       becomes insolvent, suspends or discontinues business operations, makes an assignment for the benefit of creditors, commences voluntary or has commenced against them involuntary bankruptcy proceedings, or voluntarily appoints or involuntarily has appointed a receiver or trustee of all or any part of their property.

(b)         The Parties agree that their sole remedy for any Default will be binding arbitration pursuant to Section 21 of this Agreement. The Parties further agree that their

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obligation to fully perform the terms of this Agreement shall not terminate in the event of a Default, but instead will continue unless and until this Agreement is terminated in accordance with the terms of Section 21(g) of this Agreement or is terminated in accordance with requirements of Section 2 of this Agreement.

9.          Remedies. If a party is in default of its obligations hereunder, the non-defaulting party has the right to pursue any and all remedies available at law or in equity, including without limitation any remedies granted by this Agreement. The remedies are cumulative, with the pursuit of any one or more remedies not preventing the pursuit of any other remedies that may be available. If the parties cannot mutually agree upon an adjustment to the Matrix Costs, either parties’ sole remedy is to initiate arbitration pursuant to the provisions of Section 21.

10.         No Security Interests or Liens In Hogs. CHAMP hereby represents to MIDWEST that all weanling pigs delivered under this Agreement will be free and clear of all security interests and liens of any kind whatsoever.

11.         Force Majeure. Neither party will be liable for damages due to delay or failure to perform any obligation under this Agreement that results directly or indirectly from any cause beyond the reasonable control of such party, so long as such party has used its reasonable efforts to perform despite the occurrence of the event of force majeure. Examples of such causes are strike or other labor difficulties, breakdown or damage to facilities, acts of war, acts of terrorism, civil commotions, acts of any governmental authority, interference in telephone or electronic communications, fire, flood, windstorms and other acts of God. The party unable to perform due to such causes must promptly notify the other party of its inability to perform.

12.         Limit of Authority. Except as provided in this Agreement, it is agreed that neither party is in any way the legal representative or agent of the other party for any purpose whatsoever. Neither party has the right or authority to assume or create any obligation of any kind, express or implied, on behalf of the other party.

13.         Assignment; Binding Effect. Except as specifically provided elsewhere in this Agreement, neither party has the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. The non-assigning party may grant or withhold such consent in its discretion. This Agreement is binding on the parties and their respective successors and permitted assigns.

14.         Waiver. Any breach of this Agreement or any right provided by this Agreement may be waived only in a writing signed by the waiving party. Any such waiver will not affect the validity of this Agreement, or the right of either party to thereafter enforce every provision of this Agreement.

15.         Severability. If any term or provision of this Agreement is held to be illegal or in conflict with any federal, state or local law or regulation, the validity of the remainder of this Agreement will not be affected. The rights and obligations of the parties are to be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid.

16.         Survival of Provisions. Any provisions of this Agreement that by their terms have or may have application after the expiration or termination of this Agreement will be deemed to the extent of such application to survive the expiration or termination of this Agreement.

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17.         Notices. All notices provided for hereunder are effective two business days after being sent by certified first class mail, return receipt requested; or when received if sent by personal service; or by confirmed facsimile, to the following addresses or such other addresses as may be specified in writing:

CHAMP:	CHAMP, LLC
59 West Center Street
Snowflake, AZ 85937
Attention: Mike Terrill
Fax no: 928-536-9115

Copy by fax to Law Department at 507-437-5135

MIDWEST:	MIDWEST, LLC
1615 Golden Aspen Drive, Suite 104
Ames, IA 50010
Attention: Glen McClelland
Fax no: 515-956-3226

with a copy to:	Glenn McClelland
123 North 7th, Suite 100
PO Box 3239
Grand Junction, CO 81502
email: gmcclelland@m2p2.com

and:	Brownstein Hyatt & Farber, P.C.
410 17th Street, Suite 2200
Denver, CO 80202-4437
Attention: Elizabeth Paulsen
Facsimile no. 303-223-1111

18.         Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior or contemporaneous oral or written agreement between the parties relating to the subject matter of this Agreement. Without limiting the generality of the preceding sentence, this Agreement explicitly supersedes the Weanling Pig Sales Agreement dated May 1, 2008 by and between M2 P2, LLC and CHAMP, and all extensions, amendments, or other modifications thereof (the “Previous WPS”). However, if the Hog Procurement Agreement dated January 1, 2010, by and between MIDWEST and HORMEL FOODS is not executed by the necessary parties or is cancelled by MIDWEST pursuant to Section 9(d) of that agreement, the Previous WPS shall not be superseded and will instead remain in full force and be given full effect, and in such case, this Agreement will be of no force and effect. This Agreement may be amended or supplemented only in a writing signed by the parties, and not by any course of dealing or prior performance.

19.         Governing Law. This Agreement and the rights of the parties hereunder are governed by and interpreted in accordance with the laws of the State of Iowa without regard to conflict of laws principles.

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20.        Authorization. Each party represents and warrants to the other party that it has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement. The individual signing this Agreement on behalf of each party certifies that such individual is duly authorized to execute this Agreement on behalf of such party.

21.         ARBITRATION. The Parties agree that any Default or other dispute between them relating in any way to this Agreement shall be resolved by arbitration according to the following:

(a)          In order to initiate arbitration the initiating party must send the non-initiating party notice of its desire to arbitrate pursuant to this Section 21 (the “Initial Arbitration Notice”).

(b)          The Parties will have ten (10) days from the receipt of the Initial Arbitration Notice to mutually agree on one (1) private arbitrator.

(c)          If the Parties cannot mutually agree on a private arbitrator the initiating party must file an arbitration demand with the American Arbitration Association (the “AAA”). AAA arbitration must be conducted by one (1) arbitrator.

(d)          Any arbitration, whether conducted by a private arbitrator or an AAA arbitrator, shall be conducted in Ames, Iowa and shall be governed by the AAA’s Commercial Arbitration Rules then in effect as modified by the provisions of this Section 21.

(e)          The initial arbitration hearing must occur within one hundred and twenty (120) days of mailing the Initial Arbitration Notice.

(f)           Remedies available at the initial arbitration proceeding are limited to ordering that a breaching party specifically perform this Agreement and pay damages. Specifically, this Agreement may not be terminated at the initial arbitration proceeding. The arbitrator’s reasoned decision must be issued within thirty (30) days of the completion of the arbitration hearing. If the arbitrator determines that a party has breached this Agreement, in addition to the previously outlined remedies, the arbitrator shall award reasonable costs and reasonable fees (including attorneys’ fees) to the non-breaching party. Any arbitration award must be paid within ten (10) business days of the date of such arbitration decision.

(g)          If the arbitrator orders specific performance or damages at the initial arbitration proceeding and the required party does not specifically perform or pay damages the aggrieved party must return to the arbitrator to seek further relief. Remedies available at this further proceeding include another order of specific performance and an award of damages, or at this point, and only at this point, the arbitrator may terminate this Agreement and award damages. If the arbitrator determines that a party has not specifically performed or paid awarded damages, in addition to the previously outlined remedies, the arbitrator shall award reasonable costs and reasonable fees (including attorneys’ fees) to the non-breaching party. The arbitrator’s reasoned decision must be issued within thirty (30) days of the completion of the arbitration hearing. Any arbitration award must be paid within ten (10) business days of the date of such arbitration decision.

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The Parties acknowledge that this Agreement is the product of extensive negotiation and that both parties were represented by counsel during such negotiations. As such, PRODUCER has been given adequate opportunity to decline being bound by this Section 21. Further, PRODUCER acknowledges being familiar with the requirements of 7 U.S.C § 197c (2010) and affirmatively states that this Agreement is compliant with such provision.

22. LIMITATION OF LIABILITY.

THE LIABILITY OF CHAMP FOR DIRECT DAMAGES WHETHER ARISING OUT OF BREACH OF WARRANTY OR OTHER BREACH OF CONTRACT, NEGLIGENCE OR OTHER TORT, OR OTHERWISE, IS LIMITED TO AN AMOUNT NOT TO EXCEED THE PURCHASE PRICE OF THE PARTICULAR WEANLING PIGS GIVING RISE TO THE LIABILITY.

IN WITNESS WHEREOF, the parties have executed the Agreement this 30th day of July, 2010.

MIDWEST, LLC		CHAMP, LLC

By:	/s/ Glenn McClelland	By:	/s/ Steven G. Binder

Name:	Glenn McClelland	Name:	Steven G. Binder

Its:	CEO M2 P2, LLC Mgr.	Its:	Chairman of the Board

Dated:	8/2/10	Dated:	7/30/10

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FINISHING MATRIX

*

*Entire page omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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* Entire page omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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